UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 18, 2005

SHOE CARNIVAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8233 Baumgart Road, Evansville, IN	47725

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 18, 2005, the Compensation Committee of the Board of Directors of Shoe Carnival, Inc. (the Committee) approved the following actions with regard to the compensation of the "named executive officers" of the Company:

1. Annual Incentive Compensation Goals for Fiscal 2005

The Committee established the performance criteria and targets for the 2005 bonus payable in 2006 under the Company's Executive Incentive Compensation Plan. The performance criteria is operating income before bonus expense. Subjective factors based on an executive's individual performance can reduce an executive's bonus potential by up to 20%. As chief executive officer, Mark L. Lemond's bonus target is 40% of his salary but he can earn up to 60% of his salary if all performance targets are met. J. Wayne Weaver, as chairman, is not eligible to receive a bonus. The other named executive officers bonus target is 30% of their salary but can earn up to 45%.

2. Grants of Restricted Stock

The Committee approved grants of restricted stock to the Company's executive officers and other key personnel under the Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan. Mark L. Lemond received a grant of 12,500 shares and Timothy T. Baker, Clifton E. Sifford and W. Kerry Jackson each received a grant of 6,000 shares. No grant was made to Mr. Weaver. The restricted shares will vest upon the achievement of specified levels of annual earnings per diluted share during a six-year period.

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Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10-C Form of Award Agreement for restricted stock granted under the Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Dated: March 24, 2005	By:	/s/ W. Kerry Jackson

W. Kerry Jackson
Executive Vice President and Chief Financial Officer

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